UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2023

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2023, Splash Beverage Group, Inc. (the “Company”) received a notice from NYSE Regulation of noncompliance with the NYSE American continued listing standards (the “Notice”). The Company failed to timely file the Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “10-Q”), which was due to be filed with the Securities and Exchange Commission (“SEC”) no later than May 22, 2023 (the “Filing Delinquency”). As required by the Notice, the Company will issue a press release disclosing the occurrence of the Filing Delinquency.

The Company was unable to file the 10-Q because as reported on the Forms 8-K filed with the SEC on March 15, 2023 and May 9, 2023 the Company changed its auditor and the company had prepared the statements on time as in previous filings however the newly engaged auditor incorporated new procedures and an extra layer of partner approval requiring additional time to complete the review of the financial statements for the period ended March 31, 2023. The Company intends to file its 10-Q as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2023

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer